INDEX

CERTANCE HOLDINGS

PART I         FINANCIAL INFORMATION

Page

Item 1.	Consolidated Financial Statements

Consolidated Balance Sheets--
	December 31, 2004 (unaudited) and July 2, 2004	F-2

Consolidated Income Statements--
	Six Months ended December 31, 2004 (unaudited) and January 2, 2004 (unaudited)	F-3

Consolidated Cash Flows--
	Six Months ended December 31, 2004 (unaudited) and January 2, 2004 (unaudited)	F-4

	Notes to Consolidated Financial Statements	F-5

CERTANCE HOLDINGS
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31, 2004	July 2, 2004

	(Unaudited)
ASSETS
Cash and cash equivalents	$36,406	$23,745
Short-term investments	-	10,000
Accounts receivable, net	23,291	29,728
Inventories	21,620	24,950
Other current assets	3,952	3,321
Deferred tax assets	2,676	2,805

Total current assets	87,945	94,549

Property, equipment and leasehold improvements, net	7,334	8,165
Other assets	2,595	3,422

Total assets	$97,874	$106,136

LIABILITIES
Accounts payable	$13,941	$16,827
Accounts payable to affiliates	718	630
Accrued employee compensation	3,612	5,352
Accrued expenses	4,290	5,174
Current portion of accrued warranty	2,957	3,722
Accrued income taxes	1,662	2,822

Total current liabilities	27,180	34,527

Long-term portion of accrued warranty	1,869	2,906
Other non-current liabilities	263	1,079

Total liabilities	29,312	38,512

Commitments and contingencies

SHAREHOLDER’S EQUITY
Preferred shares, 22.5 million designated Series A shares, $0.0001 par value, 20 million authorized, issued and outstanding, liquidation preference of $1.60 per share	2	2
Common shares, $0.0001 par value, 30 million authorized, none issued or outstanding	-	-
Additional paid-in capital	43,933	43,930
Retained earnings	24,627	23,692

Total shareholder’s equity	68,562	67,624

Total liabilities and shareholder’s equity	$97,874	$106,136

See accompanying notes.

CERTANCE HOLDINGS
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)
(Unaudited)

	Six Months Ended

	December 31, 2004	January 2, 2004

Product revenue	$65,749	$104,428
Royalty revenue	14,108	7,057

Total revenue	79,857	111,485

Operating expenses:

Cost of revenue	56,460	81,681
Product development	14,510	16,068
Marketing and administration	8,764	9,904
Restructuring	-	1,097

Total operating expenses	79,734	108,750

Income from operations	123	2,735

Interest income	203	92
Other income (expense), net	(33)	315

Income before provision for (benefit from) income taxes	293	3,142
Provision for (benefit from) income taxes	(642)	212

Net income and comprehensive income	$935	$2,930

Net income per share:
Basic	$0.05	$0.15
Diluted	$0.04	$0.15

Number of shares used in per share calculations:
Basic	20,000	20,000
Diluted	21,101	20,000

See accompanying notes.

CERTANCE HOLDINGS
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended

	December 31, 2004	January 2, 2004

OPERATING ACTIVITIES:
Net income	$935	$2,930
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,425	2,411
Deferred income taxes	780	(452)
Other non-cash operating activities	3	2

Changes in operating assets and liabilities:
Accounts receivable, net	6,437	(10,436)
Accounts payable to affiliates	88	13,602
Inventories	3,330	6,735
Other assets	(456)	681
Accounts payable	(2,886)	(358)
Accrued expenses, employee compensation and warranty	(5,242)	(3,204)
Accrued income taxes	(1,160)	1,303

Net cash provided by operating activities	4,254	13,214

INVESTING ACTIVITIES:
Acquisition of property, equipment and leasehold improvements	(1,593)	(1,474)
Purchases of short-term investments	(4,812)	–
Proceeds from sale of short-term investments	14,812	–

Cash used provided by (used in) investing activities	8,407	(1,474)

Increase in cash and cash equivalents	12,661	11,740

Cash and cash equivalents at the beginning of the period	23,745	19,062

Cash and cash equivalents at the end of the period	$36,406	$30,802

See accompanying notes.

CERTANCE HOLDINGS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.         Basis of Presentation and Significant Accounting Policies

            Through January 5, 2005, Certance Holdings (the “Company”), a Cayman Islands limited liability company, was a subsidiary of New Suez Acquisition Company (“New SAC”), a Cayman Islands limited liability company.  The Company was wholly owned, on an outstanding shares basis, by New SAC.

            On October 20, 2004, New SAC entered into an agreement and plan of merger (the “Merger Agreement”) to sell the Company to Quantum Corporation (“Quantum”) for $60,000,000.  In connection with the acquisition, all outstanding options were vested and cancelled in exchange for a proportionate share of the merger proceeds, net of the Series A preferred liquidation preference.  The acquisition was completed on January 5, 2005.  Additionally, pursuant to the Merger Agreement, the Company made cash distributions to New SAC and option holders of $34,000,000 at the time of the completion of the acquisition by Quantum.

            The accompanying consolidated financial statements are presented on a historical basis and do not reflect the impact of the Quantum acquisition.

            The consolidated financial statements have been prepared by the Company and have not been audited.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.  The consolidated financial statements reflect, in the opinion of management, all material adjustments necessary to summarize fairly the consolidated financial position, results of operations and cash flows for such periods.  Such adjustments are of a normal recurring nature.  The Company believes the disclosures included in the unaudited consolidated financial statements, when read in conjunction with the consolidated financial statements of the Company as of July 2, 2004 and notes thereto, are adequate to make the information presented not misleading.

            The Company operates and reports financial results on a fiscal year of 52 or 53 weeks ending on the Friday closest to June 30.  The six months ended December 31, 2004 comprised 26 weeks.  The six months ended January 2, 2004 comprised 27 weeks.  In management’s opinion, the additional week in the six months ended January 2, 2004 did not have a material impact on the Company’s operating results, as compared to what would have been expected during a 26-week period.

            The consolidated financial information included herein may not be indicative of the financial position, results of operations or cash flows of the Company in the future.

            The Company’s revenue recognition policy complies with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements (“SAB 101”) and SAB No. 104, Revenue Recognition (“SAB 104”).  Revenue from sales of products is recognized when persuasive evidence of an arrangement exists including a fixed or determinable price to the buyer, title and risk of loss has transferred to the buyer (typically upon shipment) and collectibility is reasonably assured.  Product returns are estimated and accrued in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 48, Revenue Recognition when Right of Return Exists (“SFAS 48”). The Company’s distribution customers are on either a consignment model, under which revenue is recognized when distributors sell products through to end-users, or a sell-in model, under which revenue is recognized when products are sold to distributors.

            Whether a particular customer is on a consignment or a sell-in model depends on the Company’s

CERTANCE HOLDINGS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(Unaudited)

1.         Basis of Presentation and Significant Accounting Policies (continued)

contractual arrangements with that customer. If the contract with the distribution customer provides that title and risk of loss remain with the Company until the customer sells the Company’s products to its customers, the distribution customer is on a consignment model. The customer is on a sell-in model, by contrast, if the contract provides that the distribution customer assumes title and risk of loss at the time the Company’s products are shipped to the distribution customer and all criteria for recognizing revenue under SAB 101, SAB 104 and SFAS 48 have been satisfied.  Substantially all of the Company’s distribution channel customers are currently on a sell-in model.

            Estimated reductions to revenue for sales incentive programs, such as price protection, sales growth bonuses, and reserves for estimated excess inventory in the distribution channel are recorded when revenue is recorded. Marketing development programs, when granted, are either recorded as a reduction to revenue or as an addition to marketing expense depending on the contractual nature of the program and whether the conditions of Emerging Issues Task Force Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products) have been met.

New Accounting Pronouncements

            In November 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 151, Inventory Costs (“SFAS 151”).  SFAS 151 clarifies that certain wasted and excess costs incurred in manufacturing operations must be charged to period expenses, whether or not they are considered unusual in nature.  SFAS 151 applies prospectively to costs incurred in fiscal years beginning after June 15, 2005.  The application of SFAS 151 is not expected to have a material impact on the Company’s consolidated financial position or results of operations.

            In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment (“SFAS 123R”).  SFAS 123R is a revision of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees (“APBO 25”), and its related implementation guidance.  SFAS 123R requires the recognition of compensation cost for employee equity awards based on the grant date fair value of those awards.  The provisions of SFAS 123R are effective for the Company no earlier than fiscal year 2006.  SFAS 123R applies prospectively to grants made after the required effective date.  With respect to options outstanding at the effective date, the Company must prospectively apply the provisions of SFAS 123R to the portion of the awards for which service has not been rendered.  Management has not considered the impact of the application of SFAS 123R on its consolidated financial position or results of operations, as all options were accelerated and cancelled in exchange for consideration paid in the acquisition by Quantum.

2.         Net Income Per Share

            As of December 31, 2004, the Company had no outstanding common shares.  Each series A preferred share owned by New SAC was convertible into a common share on a one-to-one basis, and was entitled to receive dividends and distributions ratably with holders of the common shares, and had voting rights on an “as if converted to common shares” basis.  The Series A preferred shares had a liquidation preference of $1.60 per share, which was paid to the Series A shareholders from the proceeds of the Quantum acquisition.  For the purpose of computing basic and diluted net income per share, the Series A preferred

CERTANCE HOLDINGS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(Unaudited)

2.         Net Income Per Share (continued)

shares have been included in the denominator for the six months ended December 31, 2004 and January 2, 2004 because the Series A preferred shares and common shares had equal dividend rights and inclusion of the Series A preferred shares is dilutive.  For the six months ended January 2, 2004, the denominator is the same for both the basic and diluted computations as there were no incremental shares attributable to the exercise of stock options (assuming proceeds would be used to purchase treasury stock) because the estimated average fair value for the Company’s stock did not exceed the exercise prices of outstanding options to purchase common stock during the period.

            The following table sets forth the computation of basic and diluted net income per share (in thousands, except per share data):

	Six Months Ended

	December 31, 2004	January 2, 2004

Numerator:
Net income	$935	$2,930
Denominator:
Denominator for basic net income per share - weighted average number of common and preferred shares outstanding during the period	20,000	20,000
Common share equivalents, calculated using the treasury stock method	1,101	-

Denominator for diluted net income per share	21,101	20,000

Basic net income per share	$0.05	$0.15

Diluted net income per share	$0.04	$0.15

3.         Stock-Based Compensation

            During the six months ended January 2, 2004, the Company granted approximately 466,000 options and cancelled approximately 210,000 options to purchase common shares at a price of $1.60 per share.  During the six months ended December 31, 2004, the Company granted approximately 160,000 options to purchase common shares at prices ranging from $1.60 - $2.00 per share and cancelled approximately 99,000 options to purchase common shares at a prices ranging from $1.60 - $2.00 per share.  As of December 31, 2004, there were approximately 5,760,000 options to purchase common shares outstanding, and no options to purchase common shares had been exercised.

            The Company has elected to follow APBO 25 and related interpretations in accounting for employee stock options granted because, as discussed below, the alternative fair value accounting provided for under SFAS 123, as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure – an Amendment of FASB Statement No. 123, requires use of option valuation models that were not developed for use in valuing employee stock options.  Under APBO 25, the Company generally recognized no compensation expense with respect to options granted.

CERTANCE HOLDINGS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(Unaudited)

3.         Stock-Based Compensation (continued)

            Pro forma interim financial information regarding net income and earnings per share, as applicable (Note 2), is presented below as if the Company had accounted for its stock options under the fair value method of SFAS 123.  The fair value of the Company’s stock options was estimated using theminimum value option valuation model.  The minimum value option valuation model was developed for use in estimating the fair value of options for non-public companies.  Because the Company’s stock options granted to employees have characteristics significantly different from those of traded options, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options granted to employees.

            For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options’ vesting period, generally four years.  The Company’s pro forma information follows (in thousands, except per share data):

	Six Months Ended

	December 31, 2004	January 2, 2004

Net income, as reported	$935	$2,930
SFAS 123 compensation expense, net of tax benefit	(266)	(218)

Pro forma net income	$669	$2,712

Net income per share, as reported:
Basic	$0.05	$0.15

Diluted	$0.04	$0.15

Pro forma net income per share:
Basic	$0.03	$0.14

Diluted	$0.03	$0.14

4.         Balance Sheet Information

Research and Development Agreements

           In December 1996, the Company’s predecessor entered into an agreement with Hewlett Packard (“HP”) and International Business Machines Corp. (“IBM”) to develop new tape storage technology.  Subsequent agreements among the same parties have been entered into, in substantially the same form, for later generations of the same technology.  The Company is committed to pay certain costs incurred and is entitled to income received per the terms of the agreements as a result of the development and subsequent licensing of technology under the agreements.  The Company provides funding in advance of expenses being incurred, which is maintained in a trust account on behalf of all parties to the agreements.  The Company's portion of $779,000 and $881,000 in this trust account has been included in the Company’s balance sheet at December 31, 2004 and July 2, 2004, respectively.  The Company has generated revenues from the sale of products that incorporate the technologies that resulted from these development agreements.  Additionally, the Company, HP and IBM share in royalties from the licensing of the developed technology to others.

CERTANCE HOLDINGS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(Unaudited)

4.         Balance Sheet Information (continued)

Available-For-Sale Securities

           The following is a summary of available-for-sale securities:

December 31, 2004
			July 2, 2004

	Amortized		Amortized
	Cost	Fair Value	Cost	Fair Value

	(In thousands)

Money market mutual funds	$20,585	$20,585	$9,051	$9,051
Commercial paper	-	-	4,797	4,797
Auction rate debt securities	-	-	10,000	10,000

Total available-for-sale securities	$20,585	$20,585	$23,848	$23,848

Included in cash and cash equivalents	$20,585	$20,585	$13,848	$13,848
Included in short-term investments	-	-	10,000	10,000

	$20,585	$20,585	$23,848	$23,848

Accounts Receivable

	December 31, 2004	July 2, 2004

	(In thousands)

Accounts receivable	$23,934	$30,506
Allowance for doubtful accounts	(643)	(778)

	$23,291	$29,728

Inventories

	December 31, 2004	July 2, 2004

	(In thousands)

Components	$5,414	$4,202
Work-in-progress	3,484	4,038
Finished goods	12,722	16,710

	$21,620	$24,950

Property, Equipment and Leasehold Improvements

	December 31, 2004	July 2, 2004

	(In thousands)

Property, equipment and leasehold improvements	$25,152	$23,696
Accumulated depreciation and amortization	(17,818)	(15,531)

	$7,334	$8,165

CERTANCE HOLDINGS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(Unaudited)

4.         Balance Sheet Information (continued)

Accounts Payable to Affiliates

	December 31, 2004	July 2, 2004

	(In thousands)

Accounts receivable	$236	$856
Accounts payable	(954)	(1,486)

	$(718)	$(630)

5.         Product Related Liabilities

Product Warranty

           The Company warrants its products against defects in design, materials and workmanship generally for two to four years depending upon the capacity category of the tape drive or tape component with the higher capacity products being warranted for the longer periods.  A provision for estimated future costs relating to warranty expense, net of anticipated recoveries from component manufacturers, is recorded at the time revenue is recognized.  The Company uses a statistical model to estimate product failure rates and trends, repair costs and probable return rates.  Should actual experience in any period differ significantly from the Company’s estimates, its future results of operations could be materially affected.

           Significant components of the changes in the product warranty liability are as follows:

	Six Months Ended

	December 31, 2004	January 2, 2004

	(In thousands)

Balance at beginning of period	$6,628	$8,208
Warranty costs charged against liability	(1,015)	(2,303)
Liability for product warranties issued	1,418	2,135
Changes related to preexisting warranties, including expirations	(2,205)	(874)

Balance at end of period	$4,826	$7,166

Product Liability Indemnification Obligations

           The Company has entered into agreements with customers and suppliers that include limited intellectual property and other manufacturing related indemnification obligations that are customary in the industry.  These guarantees generally require the Company to compensate the other party for certain damages and costs incurred as a result of third party intellectual property and other product liability claims arising from these transactions.  The nature of the indemnification obligations prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay to its customers and suppliers.  Historically, the Company has not made any significant indemnification payments under such agreements and no amount has been accrued in the accompanying consolidated financial statements with respect to these indemnification obligations.

CERTANCE HOLDINGS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(Unaudited)

6.         Income Taxes

           The Company consists of a foreign holding company with foreign and U.S. subsidiaries that operate in multiple taxing jurisdictions.  As a result, the Company’s worldwide income is either subject to varying rates of tax or exempt from tax due to tax holidays in Malaysia.  The Malaysian tax holidays expire in fiscal years 2006 and 2007.  The benefit of income taxes for the six months ended December 31, 2004 differed from the provision for income taxes that would be derived by applying a notional U.S. 35% rate to income before income taxes primarily due to the effect of the tax benefit related to the aforementioned tax holidays.

           The provision for income tax for the six months ended January 2, 2004 differed from the provision for income taxes that would be derived by applying a notional U.S. 35% rate to income before provision for income taxes primarily due to the tax benefit of the aforementioned tax holidays, and due to the use of a lower effective tax rate compared with the tax rate used for the remaining quarters of fiscal year 2004 as a result of a discrete tax benefit related to a restructuring expense recorded in the first quarter of fiscal year 2004.

           As of December 31, 2004, the Company has recorded total net deferred tax assets to the extent of recoverable income taxes in the amount of $3,038,000.  Long-term net deferred tax assets of $362,000 are included in other assets in the December 31, 2004 consolidated balance sheet.

7.         Contingencies

Litigation

            On April 30, 2004, the Company was sued for alleged violations of the Illinois Consumer Fraud and Deceptive Practices Act and for unjust enrichment.  The lawsuit was brought in the Circuit Court, Third Judicial Circuit, Madison County, Illinois.  The Complaint sought to certify the action as appropriate for class treatment by certifying a class of all purchasers of tape drive systems such as those alleged by the complaint.  At this time, it is unclear which device the plaintiff acquired or the size of any punitive class.  The relief sought includes damages, currently unspecified, equitable relief, including the return of any monies wrongfully obtained, and attorneys’ fees and costs.  Management believes the action against the Company lacks merit and intends to defend the complaint and any effort to certify the action for class treatment vigorously.  A motion to refer the action to mandatory and binding arbitration was granted by the court in January 2005.  Management does not believe the outcome of this litigation will have a material effect on the Company’s financial position, results of operations or cash flows.

            Exabyte Corporation filed a complaint against the Company for patent infringement with the United States District Court for the District of Colorado on October 5, 2004.  The complaint asserts that the Company’s tape storage units, including the DAT 72 drives, infringe an Exabyte patent.  Exabyte also alleges inducement and contributory infringement.  The Company is in the process of assessing Exabyte’s claims and has tendered the action to Matsushita Kotobuki Electronics, Ltd. (“MKE”) for MKE’s defense and indemnification under certain agreements that the Company has with MKE.  MKE has formally assumed the defense and indemnification of this claim.  Management does not believe the outcome of this litigation will have a material effect on the Company’s financial position, results of operations or cash flows.

            By letter of October 22, 2004, Storage Technology Corporation (“StorageTek”) offered a license to the Company under three patents.  The Company is currently in discussions with StorageTek to resolve this matter.

CERTANCE HOLDINGS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(Unaudited)

7.         Contingencies (continued)

Litigation (continued)

           The Company is involved in other legal matters arising in the normal course of business.  In the opinion of management, these matters are not expected to have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

Environmental Matters

           The Company’s operations are subject to comprehensive U.S. and foreign laws and regulations relating to the protection of the environment, including those governing discharges of pollutants into the air and water, the management and disposal of hazardous substances and wastes and the cleanup of contaminated sites. Some of the Company’s operations require environmental permits and controls to prevent and reduce air and water pollution, and these permits are subject to modification, renewal and revocation by issuing authorities.

           The Company believes that its operations are currently in substantial compliance with all environmental laws, regulations and permits. Some environmental laws, such as the U.S. federal superfund law and similar state statutes, can impose liability for the entire cost of cleanup of contaminated sites upon any of the current or former site owners or operators or upon parties who sent waste to these sites, regardless of whether the owner or operator owned the site at the time of the release of hazardous substances or the lawfulness of the original disposal activity. The Company has been identified as a potentially responsible party at three superfund sites. While the Company’s ultimate costs in connection with these sites are difficult to predict, the Company believes that the probability is remote that the losses to the Company arising from this environmental matter would be material to the Company’s financial position, cash flows or results of operations.

Indemnification Agreement

           On March 29, 2000, New SAC entered into an indemnification agreement (the “Indemnification Agreement”) with Seagate Technology, Inc., a Delaware Corporation (“Seagate Delaware”) and VERITAS, an affiliate prior to the November 22, 2000 acquisition by New SAC of all the operating assets and liabilities of Seagate Delaware and subsequent transfer to the Company of the removable storage solutions operating business (the “November 2000 transactions”). Under the Indemnification Agreement, New SAC and its subsidiaries jointly and severally agreed to indemnify Seagate Delaware, VERITAS, and their affiliates from and against specified losses relating to taxes for specified periods that were the subject of an Internal Revenue Service investigation, and other liabilities incurred as a result of the ownership and operation by Seagate Delaware and its predecessors or affiliates, other than VERITAS and its subsidiaries, of their business, properties and assets prior to, and certain conduct by New SAC and its affiliates after, the closing of the November 2000 transactions.  In addition, Seagate Delaware, VERITAS and their affiliates jointly and severally agreed to indemnify New SAC and its subsidiaries from and against specified losses relating to taxes and other liabilities incurred as a result of their ownership and operation of their businesses, properties and assets prior to, and certain conduct by them after, the closing of the November 2000 transactions.

CERTANCE HOLDINGS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(Unaudited)

7.         Contingencies (continued)

Indemnification Agreement (continued)

           In July 2002, New SAC and those of its affiliates that are parties to the Indemnification Agreement, including the Company, entered into a reimbursement agreement for the purpose of allocating the respective liabilities and obligations under the Indemnification Agreement among themselves.  The Company had not recorded any accruals for losses under the Indemnification Agreement.  On March 15, 2004, VERITAS received written notification from the Internal Revenue Service that the review of the open tax periods that are the subject of the Indemnification Agreement had been settled with no additional tax due.  For indemnification obligations other than tax liabilities under the Indemnification Agreement, the entity that is responsible for causing the indemnification obligation will reimburse the entity that satisfies the obligation on behalf of the other indemnitors to the extent that the claim is attributable to the responsible entity.

           Pursuant to the terms of the Merger Agreement, the Company and its subsidiaries received a release from VERITAS from obligations under the Indemnification Agreement.

Value Added Tax

           Certance Distribution (UK) Limited, one of the Company’s subsidiaries, was registered for VAT purposes in the United Kingdom as part of a VAT group which included other Seagate affiliates.  As a result, the Company has jointly and severally guaranteed the VAT liability of the group.  Accordingly, failure by other members of the group to meet their VAT liabilities could cause the Company to record additional liabilities.  The other members of the group filed for their own registration number in fiscal year 2004.  Any liability that exists as a result of being part of the group is limited to periods that have been filed and are subject to audit by U.K. governmental authorities.  Management is of the opinion that no liabilities are likely to arise from the past failures of those companies.

8.         Customer Concentrations

            A limited number of customers historically have accounted for a substantial portion of the Company’s revenues.  Revenues from customers with more than 10% of sales were as follows (as a percentage of net sales):

	Six Months Ended

	December 31, 2004	January 2, 2004

Dell Computer Corporation	30%	23%
IBM	13%	18%
HP	13%	(a)

(a) Less than 10%

CERTANCE HOLDINGS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(Unaudited)

9.         Transactions with Related Parties

           In connection with the establishment of the Company’s corporate identity under the Certance brand name in the third quarter of fiscal year 2003, Seagate Technology, a majority owned subsidiary of New SAC that operates the disc drive business of New SAC, agreed to repurchase the right to the Seagate name by reimbursing the Company for up to $1,500,000 in costs associated with the change.  The Company incurred $68,000 and $353,000 in marketing and administrative expenses in the six months ended December 31, 2004 and January 2, 2004, respectively, which were reimbursed by Seagate Technology.  The reimbursements are recorded in other income in the consolidated income statements.  Maximum cumulative reimbursements under the agreement had been received as of the end of the first quarter of fiscal year 2005.

10.        Restructuring

           In an effort to continually improve operating efficiency and accelerate time to market, the Company restructured its product development function in the first quarter of fiscal year 2004.  This restructuring resulted in the consolidation of product development activities within the Company’s Malaysian and North American operations.  Additionally, the Company outsourced certain product development activities.  As a result, restructuring charges in the consolidated income statement for the six months ended January 2, 2004 consist of $1,097,000 in severance and outplacement costs related to the termination of 33 employees.  All restructuring activities had been completed by the end of the first quarter of fiscal year 2004.

11.         Postretirement Health Benefits

            Through an affiliate, the Company provides eligible U.S. retirees and their eligible dependents an unfunded post-retirement health care plan (“the Health Plan”).  Substantially all U.S. employees of the Company became eligible for these benefits after 15 years of service and attaining age 60 or older.  Benefits under the Health Plan cease when a covered individual becomes eligible for Medicare benefits.

            Net periodic benefit cost (gain) allocated to the Company was as follows:

	Six Months Ended

	December 31, 2004	January 2, 2004

	(In thousands)
Service cost	$34	$34
Interest cost	25	25
Amortization of actuarial gain	(4)	(6)
Curtailment gain	(816)	-

Net periodic benefit (gain) cost	$(761)	$53

            The Company funds the payment of medical claims as they are presented.  The cost of benefits provided is partially offset by premiums received from participants.  Benefit payments, net of premiums received, were immaterial for the six months ended December 31, 2004 and January 2, 2004.

CERTANCE HOLDINGS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(Unaudited)

11.         Postretirement Health Benefits (continued)

            In connection with its annual review of benefits provided to employees, the Company opted out of the Health Plan effective December 31, 2004.  Benefits continue to be provided to participants that were eligible and elected early retirement as of December 31, 2004.  As a result, the Company recorded a curtailment gain of approximately $816,000 representing the accrued benefit liability for current employees that had not yet reached early retirement age or elected early retirement.